CPI AEROSTRUCTURES, INC. 8-K

Exhibit 10.1

FIFTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) entered into as of June 25, 2019 by and among CPI AEROSTRUCTURES, INC. (the “Borrower”), BANKUNITED, N.A., a national banking association, as Sole Arranger, Agent and a Lender, BNB BANK, a New York banking corporation, as a Lender (“BNB”), and the other financial institutions from time to time parties thereto as lenders (collectively, the “Lender”), and BANKUNITED, N.A., a national banking association, as administrative agent and collateral agent for the Lender thereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent”).

WHEREAS, the Borrower, the Agent and each Lender including Citizens Bank, N.A., a national banking association (“Citizens”), are parties to that Amended and Restated Credit Agreement dated as of March 24, 2016, as amended by that First Amendment and Waiver to Amended and Restated Credit Agreement dated as of May 9, 2016, as further amended by that Second Amendment to Amended and Restated Credit Agreement dated as of July 13, 2017, as further amended by that Third Amendment and Waiver to Amended and Restated Credit Agreement dated as of August 15, 2018, and as further amended by that Fourth Amendment dated as of December 20, 2018, as same may be hereafter amended and modified (collectively, the “Agreement”);

WHEREAS, immediately prior hereto, BNB entered into that certain Assignment and Acceptance Agreement with Agent, Citizens and Borrower, and BNB is now a Lender under the Agreement in replacement of Citizens;

WHEREAS, the Borrower has requested that the Agent and each Lender amend certain provisions of the Agreement; and

WHEREAS, the Agent and each Lender are willing to accede to such request to amend certain provisions of the Agreement, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.

All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement. This Amendment constitutes a Loan Document.

2.

Subject to the terms and conditions hereof, the Agreement is hereby amended as follows:

(A)

Section 1.1 of the Agreement (Defined Terms) is amended by deleting the definitions “Revolving Credit Termination Date” and “Term Loan Maturity Date” and substituting the following therefor:

“Revolving Credit Termination Date”: June 30, 2021.

“Term Loan Maturity Date”: June 30, 2021.

(B)

Section 2.7 of the Agreement (Repayment of Term Loan) is amended by deleting same and substituting the following therefor:

“2.7 Repayment of Term Loan. The principal balance of the Term Loan shall be payable to the Administrative Agent for the account of each Term Lender (in accordance with each Term Lender’s respective Term Loan Percentage) in consecutive monthly installments of principal, in the principal amounts set forth on the table below, such payments commencing on May 1, 2016 with each succeeding installment being due on the first Business Day of each month thereafter until June 1, 2021 with a final payment due on the applicable Term Loan Maturity Date in an amount equal to the then outstanding principal balance of the Term Loan. Notwithstanding the foregoing, upon Borrower’s receipt of a Contract Termination Payment (if any), a A-10 2015 REA Payment or Net Offering Proceeds, Borrower shall then either (1) prepay the Term Loan (which in the case of Eurodollar Term Loans shall be on the last day of the current Interest Period) in the principal amount equal to the applicable Designated Amount plus all accrued and unpaid interest through the date of prepayment, or (2) at Borrower’s request (subject to Agent’s approval), deposit into a bank account held by and pledged (as additional collateral for the Loans and any related interest rate swap obligations, if applicable) to the Agent on behalf of the Term Lenders, on terms and documentation satisfactory to the Agent and its counsel, an amount equal to the applicable Designated Amount. Each Term Lender shall receive its Term Loan Percentage of each installment of principal paid under the Term Loan.

First Business Day Month and Year	Principal Amortization Amount per Month
May 2016 – April 2017	$41,667.67
May 2017 – April 2018	$125,000.00
May 2018 – August 2018	$166,666.67
September 2018 – June 2021	$175,000.00”

(C)

Schedule I of the Agreement is hereby amended by deleting same and substituting the attached Schedule I therefor.

(D)

Except as amended herein, all other provisions of the Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.

Each Lender and the Borrower agree that as of [June 17, 2019], the aggregate outstanding principal amount of: (a) the Revolving Credit Loans as evidenced by Revolving Credit

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Notes is [$25,738,684.58], and (b) the Term Loan as evidenced by the corresponding Term Notes is [$4,383,333.32].

4.

The Borrower hereby represents and warrants to each Lender that:

(a)

Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety; provided, however, that the September 30, 2018 date in Sections 4.1 and 4.2 shall be deemed to be December 31, 2018.

(b)

No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

(c)

There are no defenses or offsets to the Borrower’s obligations under the Agreement, the Notes or the Loan Documents or any of the other agreements in favor of the Lender referred to in the Agreement.

(d)

The WHEREAS clauses set forth hereinabove are true and correct.

5.

It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans, obligations and other extensions of credit provided in the Agreement (as herein amended) and the Loan Documents. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each Loan Document, document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

6.

The amendments set forth herein are limited precisely as written, based on the facts specified, for the periods stated and shall not be deemed to (a) be a consent to or a waiver of, or future waiver of any further violation or non-compliance with any of the indicated covenants or any other term or condition of the Agreement, the Loan Documents or any of the documents referred to therein, or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Agreement, the Loan Documents or any documents referred to therein. Whenever the Agreement is referred to in the Amendment, the Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

7.

The Borrower agrees to pay on demand, and the Agent may charge any deposit or loan account(s) of the Borrower, all expenses (including reasonable attorney’s fees) incurred by the Lender in connection with the negotiation and preparation of the Agreement as amended hereby.

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8.

This Amendment shall become effective on such date as all of the following conditions shall be satisfied retroactive to the date hereof (the “Effective Date”):

(a)

Loan Documents. The Administrative Agent shall have received four (4) original counterparts of this Amendment (inclusive of all exhibits, and attachments), executed and delivered by a duly authorized officer of the Borrower and the Guarantors, with a counterpart or a conformed copy for each Lender, together with an executed original Amended and Restated Term Note and Amended and Restated Revolving Credit Note in favor of BNB.

(b)

Effective Date Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each of the Borrower and the other Loan Parties, dated the Effective Date, substantially in the form of Exhibit E to the Agreement, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, executed by the President (or other authorized officer) of the Borrower or the relevant Loan Party, as applicable.

(c)

Corporate Proceedings of the Borrower and the Guarantors. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower and the Guarantors authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or an Assistant Secretary as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)

Fees. The Lenders shall have received the amendment fee due to Lenders (pro rata) in the aggregate amount of $25,000.00 together with all invoiced fees, costs, expenses and compensation required to be paid on the Effective Date (including any fees payable under this Amendment, any fee letter with the Lenders and the reasonable fees, disbursements and other charges of legal counsel to the Arranger, the Agent and the Lenders and expenses of appraisers, consultants and other advisors to the Arranger, the Agent and the Lenders and who have been approved by the Borrower).

(e)

Material Adverse Change. Since December 20, 2018, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

(f)

Execution by Lenders. The Amendment shall have been executed and delivered by each Lender hereunder.

9.

This Amendment is dated as of the date set forth in the first paragraph hereof and shall be effective (after satisfaction of the conditions set forth in paragraph 8 above) on the date of execution by the Agent and the Lenders, retroactive to such date.

10.

This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

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SIGNATURE PAGE

Fifth Amendment to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

CPI AEROSTRUCTURES, INC.,
as Borrower

By:	/s/ Vincent Palazzolo
Name:	Vincent Palazzolo
Title:	CFO

BANKUNITED, N.A.,
as Arranger, Agent, and a Lender

By:	/s/ Christine Gerula
Name:	Christine Gerula
Title:	Senior Vice President

BANKUNITED, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Christine Gerula
Name:	Christine Gerula
Title:	Senior Vice President

BNB BANK,
as a Lender

By:	/s/ JoAnn Bello
Name:	JoAnn Bello
Title:	Senior Vice President

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Each of the Guarantors indicated below hereby consent to this Amendment and acknowledge its continuing liability under its respective Guaranty with respect to the Agreement, as amended hereby, including (without limitation) the Loan Documents executed in connection with the Obligations, and all other documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense of counterclaim) any such offset, defense or counterclaim as may exist being hereby irrevocably waived by each Guarantor.

GUARANTORS:

WELDING METALLURGY, INC.

By:	/s/ Vincent Palazzolo
Name:	Vincent Palazzolo
Title:	CFO

COMPAC DEVELOPMENT CORPORATION

By:	/s/ Vincent Palazzolo
Name:	Vincent Palazzolo
Title:	CFO

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SCHEDULE I

Commitments

Lender		Revolving Credit Commitment (%)	Term Loan Commitment (%)

1.	BankUnited, N.A.	$18,750,000	[$2,739,583.32]
	14817 Oak Lane	(62.5%)	(62.5%)
	Miami Lakes, FL 33016

2.	BNB Bank	$11,250,000	[$1,643,750.00]
	898 Veterans Memorial Highway	(37.5%)	(37.5%)
	Hauppauge, New York 11788
	Total:	$30,000,000.00	[$4,383,333.32]

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